EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER



                                   dated as of

                                  June 9, 1999


                                      among



                                 SUPERVALU INC.,

                            WINTER ACQUISITION, INC.

                                       and

                             RICHFOOD HOLDINGS, INC.

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                                           TABLE OF CONTENTS

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ARTICLE 1
          THE MERGER................................................................................2
                  1.1  The Merger...................................................................2
                  1.2  Effective Time; Filing of Certificate and Articles of Merger.................2
                  1.3  Certificate of Incorporation.................................................2
                  1.4  Bylaws.......................................................................2
                  1.5  Directors and Officers.......................................................2
                  1.6  Additional Actions...........................................................3
                  1.7  Time and Place of Closing....................................................3
                  1.8  Effect of Merger on Capital Stock............................................3
                  1.9  Allocation of Merger Consideration; Election Procedures......................4
                  1.10  Company Stock Options and Warrants.........................................12

ARTICLE 2
          OTHER AGREEMENTS.........................................................................14
                  2.1  Access......................................................................14
                  2.2  Disclosure Schedule.........................................................14
                  2.3  Acquisition Proposals.......................................................15
                  2.4  Public Announcements........................................................17
                  2.5  Confidentiality Agreement...................................................17

ARTICLE 3
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................17
                  3.1  Due Incorporation...........................................................17
                  3.2  Capitalization..............................................................18
                  3.3  Authorization; Enforceability...............................................19
                  3.4  No Violation or Conflict....................................................20
                  3.5  SEC Documents and Other Reports.............................................21
                  3.6  No Undisclosed Liabilities..................................................22
                  3.7  No Violation of Law.........................................................22
                  3.8  Title to Assets.............................................................22
                  3.9  Litigation..................................................................22

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                  3.10  Absence of Certain Changes or Events.......................................23
                  3.11  Performance of Contracts...................................................23
                  3.12  ERISA......................................................................24
                  3.13  Taxes......................................................................26
                  3.14  Labor Matters..............................................................27
                  3.15  Existing Permits...........................................................28
                  3.16  Intangible Assets..........................................................28
                  3.17  Environmental Matters......................................................28
                  3.18  Vote Required..............................................................29
                  3.19  Disclosure Documents.......................................................29
                  3.20  Opinion of Financial Advisor...............................................30
                  3.21  Certain Agreements.........................................................30
                  3.22  Finders or Brokers.........................................................30
                  3.23  Takeover Statutes..........................................................30

ARTICLE 4
          REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION.................................31
                  4.1  Due Incorporation...........................................................31
                  4.2  Capitalization..............................................................32
                  4.3  Authorization; Enforceability...............................................32
                  4.4  No Violation or Conflict....................................................33
                  4.5  SEC Documents and Other Reports.............................................34
                  4.6  No Undisclosed Liabilities..................................................35
                  4.7  No Violation of Law.........................................................35
                  4.8  Litigation..................................................................35
                  4.9  Absence of Certain Changes or Events........................................35
                  4.10  Authorization of Parent Common Stock.......................................36
                  4.11  Brokers or Finders.........................................................36
                  4.12  Disclosure Documents.......................................................36

ARTICLE 5
          COVENANTS................................................................................37
                  5.1  Conduct of Business by the Company..........................................37
                  5.2  Information Supplied........................................................39

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                  5.3  Shareholder Meeting.........................................................40
                  5.4  Filings; Approvals and Consents; Cooperation................................40
                  5.5  Listing of Parent Common Stock..............................................42
                  5.6  Affiliates..................................................................42
                  5.7  Takeover Statute............................................................43
                  5.8  Tax-Free Reorganization.....................................................43

ARTICLE 6
          CONDITIONS...............................................................................44
                  6.1  Conditions to Each Party's Obligation to Effect the Merger..................44
                  6.2  Conditions to Parent's and Acquisition's Obligation to
                           Effect the Merger.......................................................44
                  6.3  Conditions to the Company's Obligation to Effect the Merger.................45

ARTICLE 7
          NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION...........................46
                  7.1  No Survival of Representations and Warranties...............................46
                  7.2  Directors' and Officers' Indemnification; Insurance.........................46

ARTICLE 8
          TERMINATION..............................................................................48
                  8.1  Termination.................................................................48
                  8.2  Rights on Termination.......................................................51
                  8.3  Termination Fee Payable to Parent...........................................51
                  8.4  Other Remedies..............................................................51

ARTICLE 9
          MISCELLANEOUS............................................................................52
                  9.1  Expenses....................................................................52
                  9.2  Entire Agreement; Amendment.................................................52
                  9.3  Governing Law...............................................................52
                  9.4  Assignment..................................................................52
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                  9.5  Notices.....................................................................52
                  9.6  Counterparts; Headings......................................................54
                  9.7  Interpretation..............................................................54
                  9.8  Specific Performance........................................................54
                  9.9  No Reliance.................................................................54
                  9.10  Exhibits and Schedules.....................................................54
                  9.11  No Third Party Beneficiary.................................................54

ARTICLE 10
           DEFINITIONS.............................................................................55
                  10.1  Affiliate..................................................................55
                  10.2  Agreement..................................................................55
                  10.3  Buildings..................................................................55
                  10.4  Contracts..................................................................55
                  10.5  Control....................................................................55
                  10.6  DGCL.......................................................................55
                  10.7  Disclosure Schedule........................................................55
                  10.8  Employees..................................................................55
                  10.9  Environmental Claim........................................................55
                  10.10  Environmental Laws........................................................56
                  10.11  Equipment.................................................................56
                  10.12  ERISA.....................................................................56
                  10.13  Existing Insurance Policies...............................................56
                  10.14  Existing Liens............................................................56
                  10.15  Existing Options..........................................................56
                  10.16  Existing Permits..........................................................57
                  10.17  Governmental Entity.......................................................57
                  10.18  Hazardous Materials.......................................................57
                  10.19  Indebtedness..............................................................57
                  10.20  Intangible Assets.........................................................57
                  10.21  Investment................................................................58
                  10.22  Knowledge.................................................................58
                  10.23  Law.......................................................................58
                  10.24  Lien......................................................................58
                  10.25  Material Adverse Effect...................................................58
                  10.26  Merger....................................................................58

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                  10.27  Parent Disclosure Schedule................................................59
                  10.28  Permitted Liens...........................................................59
                  10.29  Person....................................................................59
                  10.30  Real Estate...............................................................59
                  10.31  SEC.......................................................................59
                  10.32  Shareholders..............................................................59
                  10.33  Subsidiary................................................................59
                  10.34  VSCA......................................................................59
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                                        v
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                                EXHIBITS

Exhibit 1                  Certificate of Merger

Exhibit 2                  Articles of Merger

Exhibit 3                  Affiliates Letter

                                       vi
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                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER, dated as of June 9, 1999, among SUPERVALU INC., a Delaware corporation (the "Parent"), Winter Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition"), and Richfood Holdings, Inc., a Virginia corporation (the "Company"). The Company and Acquisition are hereinafter sometimes collectively referred to as the "Constituent Corporations." Capitalized terms not otherwise defined herein are used as defined in Section 10 hereof.

                  WHEREAS, the Boards of Directors of Parent, Acquisition and the Company have approved and deem it advisable and in the best interests of their respective shareholders to consummate the acquisition of the Company by the Parent upon the terms and subject to the conditions set forth herein;

                  WHEREAS, in furtherance thereof it is proposed that the acquisition be accomplished by a merger of the Company with and into Acquisition (the "Merger") pursuant to which each outstanding share of common stock, without par value, of the Company (the "Company Common Stock") will be converted into the right to receive the Merger Consideration (as hereinafter defined), upon the terms and conditions set forth in this Agreement;

                  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent has entered into an agreement (the "Company Shareholders Agreement") with certain shareholders of the Company pursuant to which such shareholders agreed to vote the shares of Company Common Stock owned by them in favor of the Merger (the Company Shareholders Agreement and this Agreement are collectively referred to herein as the "Transaction Agreements").

                  NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, Parent, Acquisition and the Company agree as follows:


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                                    ARTICLE 1

                                   THE MERGER

                  1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL and VSCA, at the Effective Time (as hereinafter defined), the Company shall be merged with and into Acquisition, and Acquisition shall be the surviving corporation in the Merger (in such capacity, the "Surviving Corporation").

                  1.2 Effective Time; Filing of Certificate and Articles of Merger. The Merger shall be effected by the filing at the time of the Closing (as hereinafter defined) of a properly executed certificate of merger (the "Certificate of Merger") or other appropriate documents (in the form attached as
Exhibit 1 hereto) with the Secretary of State of the State of Delaware and the filing of properly executed articles of merger (the "Articles of Merger") with the State Corporation Commission of Virginia (the "SCC") (in the form attached as Exhibit 2 hereto) in accordance with the provisions of the DGCL and VSCA, respectively. The Merger shall become effective at the time a certificate of merger is issued by the SCC or at such later date or time as Acquisition and the Company shall agree and as specified in the Articles of Merger (the "Effective Time").

                  1.3 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of Acquisition as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and the DGCL.

                  1.4 Bylaws. At the Effective Time, the Bylaws of Acquisition, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with its terms and the DGCL.

                  1.5 Directors and Officers. The directors of Acquisition immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation. Each director and officer of the Surviving Corporation shall hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until his or her successor is duly appointed and qualified.

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                  1.6 Additional Actions. If, at any time after the Effective
Time, the Surviving Corporation shall consider or be advised that consistent with the terms of this Agreement any further assignments or any other acts are necessary or desirable (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of either Constituent Corporation acquired or to be acquired by reason of, or as a result of, the Merger, or (ii) otherwise to carry out the purposes of this Agreement, then, subject to the terms and conditions of this Agreement, the officers and directors of the Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of the Constituent Corporations, all such documents and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of either Constituent Corporation to take any and all such action.

                  1.7 Time and Place of Closing. The closing of the Merger (the "Closing") shall take place (a) at the offices of Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219 as soon as practicable and no later than the second business day following satisfaction or waiver of all of the conditions set forth in Article 6, or (b) at such other place, at such other time or on such other date as Parent and the Company may mutually agree (the date of the Closing is hereinafter sometimes referred to as the "Closing Date").

                  1.8 Effect of Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

                           (a) Merger  Consideration.  Subject to Section  1.9,
each share of Company Common Stock issued and outstanding at the Effective Time (other than Company Common Stock owned by Parent or any direct or indirect Subsidiary of Parent or Company Common Stock owned by the Company or any direct or indirect Subsidiary of the Company) shall be converted into, and become exchangeable for, at the election of the holder of Company Common Stock in accordance with Section 1.9(b): (i) $18.50 in cash (the "Cash Consideration"), or (ii) the number of shares of common stock, par value $1.00 per share, of Parent ("Parent Common Stock") equal to the ratio (the "Conversion Ratio") determined by dividing $18.50 by the average of the per share last

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sales prices, regular way (rounded to four decimal points, the "Average Parent
Price") of Parent Common Stock as reported on the New York Stock Exchange, Inc. (the "NYSE") composite transactions reporting system (as reported in the New York City edition of The Wall Street Journal or, if not reported thereby, another authoritative source) for the twenty (20) consecutive trading days (the "Averaging Period") ending on (and including) the seventh trading day (the "Determination Date") prior to the Closing Date (the "Stock Consideration") (the Cash Consideration or the Stock Consideration, as applicable, being hereinafter referred to as the "Merger Consideration"). "Aggregate Merger Consideration" shall mean the amount of cash and shares of Parent Common Stock (valued at the Average Parent Price) which, when combined, equals $18.50 times the Aggregate Company Shares (as defined in Section 1.9).

                           (b)  Cancellation  of Shares.  At the Effective Time,
all Company Common Stock (other than Company Common Stock owned by Parent or any direct or indirect Subsidiary of Parent, except for shares owned on behalf of third parties ("Parent Shares"), and other than Company Common Stock owned by the Company or any direct or indirect Subsidiary of the Company, except for shares owned on behalf of third parties (collectively, "Excluded Shares")) shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") representing any of such Company Common Stock (other than Excluded Shares) shall thereafter represent only the right to receive the Merger Consideration and the right, if any, to receive cash in lieu of fractional shares pursuant to Section 1.9(e) and any dividends or other distributions pursuant to Section 1.9(c). Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and owned by the Company or any direct or indirect Subsidiary of the Company (other than Company Common Stock that is owned on behalf of third parties), shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

                  1.9  Allocation of Merger Consideration; Election Procedures.

                           (a)  Allocation.  Notwithstanding  anything in this
Agreement to the contrary, the number of shares of Company Common Stock (the "Cash Election Number") to be converted into the right to receive Cash Consideration in the Merger, and the number of shares of Company Common Stock (the "Stock Election Number") to be converted into the right to receive Stock Consideration in the Merger shall in each case be equal to fifty percent (50%) of (i) the number of shares of Company Common

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Stock issued and outstanding immediately prior to the Effective Time less (ii)
the number of Excluded Shares ((i) less (ii) shall mean "Aggregate Company Shares"), unless such percentages are adjusted pursuant to the provisions of
Section 8.1(c)(iii) and then as so adjusted (the "Adjusted Percentage").

                           (b)  Election Procedures; Proration.

          (i) As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent, with the Company's prior approval, which shall not be unreasonably withheld (the "Exchange Agent"), for the benefit of the holders of Company Common Stock, certificates representing the shares of Parent Common Stock and any cash to be issued or paid pursuant to Section 1.8 and any cash, dividends or other distributions with respect to the Parent Common Stock to be issued or paid pursuant to Section 1.9(c) (such cash and certificates for shares of Parent Common Stock, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the "Exchange Fund").


          (ii) Subject to allocation, conversion and proration in accordance with the provisions of this Section 1.9, each record holder of Company Common Stock (other than Excluded Shares) issued and outstanding immediately prior to the Election Deadline (as defined below) shall be entitled (A) to elect to receive in respect of each such share of Company Common Stock (x) Cash Consideration (a "Cash Election") or (y) Stock Consideration (a "Stock Election") or (B) to indicate that such record holder has no preference as to the receipt of Cash Consideration or Stock Consideration for such Company Common Stock (a "Non-Election"). Shares of Company Common Stock in respect of which a Non-Election is made (including shares in respect of which such an election is deemed to have been made pursuant to this Agreement (collectively, "Non-Election Shares")) shall, as nearly as possible, be deemed (A) shares of Company Common Stock in respect of which Stock Elections have been made in an amount equal to fifty percent (50%) of the total number of such shares of Company Common Stock (Company Common Stock in respect of which a Stock Election has been made, together with Company Common Stock in respect of which a Stock Election is deemed to be made pursuant to Section 1.9,

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being hereinafter referred to as "Stock Election Shares"), and (B) shares of
Company Common Stock in respect of which Cash Elections have been made in an amount equal to fifty percent (50%) of the total number of such shares of Company Common Stock (Company Common Stock in respect of which a Cash Election has been made, together with Company Common Stock in respect of which a Cash Election is deemed to be made pursuant to Section 1.9, being hereinafter referred to as "Cash Election Shares"), unless the Adjusted Percentage applies and then according to the Adjusted Percentage.

           (iii) Elections pursuant to Section 1.9(b) (ii) shall be made on a form and with such other provisions to be reasonably agreed upon by the Company and Parent (a "Form of Election") to be provided by the Exchange Agent for that purpose to holders of record of Company Common Stock (other than holders of Excluded Shares), together with appropriate transmittal materials, at the time of mailing to holders of record of Company Common Stock of the Proxy Statement/Prospectus (as hereinafter defined) in connection with the Shareholder Meeting referred to in Section 5.3. Elections shall be made by mailing to the Exchange Agent a duly completed Form of Election. To be effective, a Form of Election must be (x) properly completed, signed and submitted to the Exchange Agent at its designated office, by 5:00 p.m., on the business day that is two trading days prior to the Closing Date (which date shall be publicly announced, along with the Conversion Ratio, by Parent as soon as practicable but in no event less than five trading days prior to the Closing Date) (the "Election Deadline") and (y) in the case of Shares that are not held in book entry form, accompanied by the Certificate(s) representing the Company Common Stock (a "Certificate" or "Certificates") as to which the election is being made or an affidavit of loss and indemnification in lieu thereof (or by an appropriate guarantee of delivery of such Certificate(s) by a commercial bank or trust company in the United States or a member of a registered national security exchange or of the National Association of Securities Dealers, Inc., provided that such Certificates are in fact delivered to the Exchange Agent within three trading days after the date of execution of such guarantee of delivery). For shares of Company Common Stock that are held in book entry form, Parent shall establish procedures for the delivery of such Company Common Stock, which procedures shall be reasonably acceptable to the Company. The

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Company shall use its best efforts to make a Form of Election available as promptly as practicable to all Persons who become holders of record of Company Common Stock (other than Excluded Shares) between the date of mailing described in the first sentence of this Section 1.9(b)(iii) and the Election Deadline. Neither Parent nor the Exchange Agent will be under any obligation to notify any Person of any defect in a Form of Election submitted to the Exchange Agent. A holder of Company Common Stock that does not submit an effective Form of Election prior to the Election Deadline shall be deemed to have made a Non-Election.

         (iv) An election may be revoked or amended, but only by written notice received by the Exchange Agent prior to the Election Deadline. Any Certificate(s) that have been submitted to the Exchange Agent in connection with an election shall be returned without charge to the holder thereof in the event such election is revoked as aforesaid and such holder requests in writing the return of such Certificate(s). Upon any such revocation, unless a duly completed Form of Election is thereafter submitted in accordance with paragraph (b)(iii), such shares of Company Common Stock shall be Non-Election Shares. In the event that this Agreement is terminated pursuant to the provisions hereof and any shares of Company Common Stock have been transmitted to the Exchange Agent pursuant to the provisions hereof, such shares shall promptly be returned without charge to the Person submitting the same.

        (v) In the event that the aggregate number of Cash Election Shares exceeds the Cash Election Number, all Cash Election Shares shall be converted into the right to receive Stock Consideration or Cash Consideration in the following manner:

               (A) Cash Election Shares shall be deemed converted to Stock Election Shares, on a pro-rata basis for each record holder of Company Common Stock with respect to those shares, if any, of such record holder that are Cash Election Shares, to the minimum extent necessary so that the aggregate number of Cash Election Shares following such conversion shall equal as closely as practicable the Cash Election Number; all such Cash

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Election Shares so converted shall be converted into the right to receive Stock
Consideration; and

               (B) any remaining Cash Election Shares shall be converted into the right to receive Cash Consideration.

               (vi) In the event that the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Stock Election Shares shall be converted into the right to receive Stock Consideration or Cash Consideration in the following manner:

               (A) Non-Election Shares which would otherwise be deemed to be Stock Election Shares pursuant to Section 1.9(b)(ii) shall be deemed converted to Cash Election Shares, on a pro-rata basis for each record holder of Company Common Stock with respect to those shares, if any, of such record holder that are Non-Election Shares, to the minimum extent necessary so that the aggregate number of Stock Election Shares following such conversion shall equal as closely as practicable the Stock Election Number; all such Non-Election Shares so converted shall be converted into the right to receive Cash Consideration;

               (B) in the event that the aggregate number of Stock Election Shares still exceeds the Stock Election Number, all Stock Election Shares shall be converted into the right to receive Stock Consideration or Cash Consideration in the following manner: Stock Election Shares shall be deemed converted to Cash Election Shares, on a pro-rata basis for each record holder of Company Common Stock with respect to those shares, if any, of such record holder that are Stock Election Shares, to the minimum extent necessary so that the aggregate number of Stock Election Shares following such conversion (after taking into account the actions described in (vi) (A) above) shall equal as closely as practicable the Stock Election Number; all such Stock

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Election Shares so converted shall be converted into the right to receive Cash
Consideration; and

               (C) any remaining Stock Election Shares shall be converted into the right to receive Stock Consideration.

             (vii) In the event that clause (v) of this Section 1.9(b) is not applicable, all Cash Election Shares shall be converted into the right to receive Cash Consideration, and in the event that clause (vi) of this Section 1.9(b) is not applicable, all Stock Election Shares shall be converted into the right to receive Stock Consideration.

             (viii) The Exchange Agent, in consultation with Parent and the Company, shall make all computations to give effect to this Section 1.9.

             (ix) In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, the Merger Consideration together with any other cash, dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefore is registered, it shall be a condition of such exchange that the Person (as defined herein) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable.

             (c)  Distributions with Respect to Unexchanged Shares; Voting.

             (i) All shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement, provided that no dividends or other distributions declared or made in respect of the Parent Common Stock after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate in accordance with this Section 1.9. Thereafter, subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date at or after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date at or after the Effective Time but with a payment date subsequent to surrender.

             (ii) Holders of unsurrendered Certificates representing Stock Election Shares shall be entitled to vote after the Effective Time at any meeting of Parent shareholders the number of whole shares of Parent Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

                           (d) Transfers. After the Effective Time, there shall
be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and (subject to applicable abandoned property, escheat and similar laws) exchanged for Merger Consideration (and cash in lieu of fractional interests in

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accordance with Section 1.9(e)), without any interest thereon, as provided in this Section 1.9.

                           (e) Fractional  Shares.  Notwithstanding  any other
provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Company Common Stock entitled to receive a fractional share of Parent Common Stock but for this Section 1.9(e) shall be entitled to receive a cash payment in lieu thereof, which payment shall equal the product of
(i) such holder's proportionate interest in a share of Parent Common Stock, and
(ii) the Average Parent Price.

                           (f)  Termination of Exchange  Fund. Any portion of
the Exchange Fund (including the proceeds of any investments thereof and any Parent Common Stock) that remains unclaimed by the shareholders of the Company for one year after the Effective Time shall be paid to Parent. Any shareholders of the Company who have not theretofore complied with this Section 1.9 shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration and any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to Section 1.8 and Section 1.9 upon due surrender of their Certificates (or affidavits of loss and indemnification in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                           (g) Lost,  Stolen or  Destroyed  Certificates.  In
the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen, or destroyed Certificate the Merger Consideration and any cash payable and any unpaid dividends or other distributions deliverable in respect thereof pursuant to Section 1.9.

                           (h) Affiliates. Notwithstanding anything herein to
the contrary, Certificates surrendered for exchange into Stock Consideration by any "affiliate" (as determined pursuant to Section 5.6) of the Company shall not be exchanged until Parent has received a written agreement from such Person as provided in Section 5.6 hereof.

                           (i) Withholding. The Exchange Agent or Parent shall
be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as the Exchange Agent, Parent or the Surviving Corporation, as the case may be, is required to deduct and withhold with respect to such payment under the Code or any provisions of state, local or foreign tax law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of which such deduction and withholding was made.

                  1.10  Company Stock Options and Warrants.

                           (a) At the Effective  Time,  by virtue of the Merger
and without any further action on the part of the Company or the holder thereof each unexpired and unexercised option to purchase shares of Company Common Stock (a "Company Stock Option") granted under the Company Stock Plans (as hereinafter defined) or otherwise granted by the Company outside of any Company Stock Plan, will be assumed by Parent as hereinafter provided. At the Effective Time, 50%of the Company Stock Options which have a per share option exercise price equal to or less than the Cash Consideration ("Positive Value Options") shall be automatically converted into the right to receive cash equal to the difference between the Cash Consideration and the per share exercise price of such Positive Value Options and the remaining 50% of the Positive Value Options will be automatically converted into the right to receive options (the "Parent Stock Options") to purchase a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock that could have been purchased under such Positive Value Options multiplied by the Conversion Ratio, at a price per share of Parent Common Stock equal to the per share option exercise prices specified in the Positive Value Option, divided by the Conversion Ratio. Positive Value Options will be equally allocated between cash and Parent Stock Options. Such Parent Stock Options shall otherwise be subject to the same terms and conditions as such Positive Value Options. All Company Stock Options which have a per share option exercise price greater than the Cash Consideration shall be automatically converted into an option to purchase a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock that could have been purchased under such Company Stock Option multiplied by the Conversion Ratio, at a price per share of Parent Common Stock equal to the per share option exercise price specified in the Company Stock Option, divided by the Conversion Ratio. At the Effective Time, (i) all references in the Company Stock Plans, the applicable stock option or other awards agreements issued thereunder and in any other Company Stock Options to the Company shall be deemed to refer to Parent; and (ii) Parent shall assume the Company Stock Plans and all of the Company's obligations with respect to the Company Stock Options.

                           (b) In respect of each Company Stock Option as
converted into a Parent Stock Option pursuant to Section 1.10(a) and assumed by Parent, and the shares of Parent Common Stock underlying such option, Parent shall file as soon as practicable after the Effective Time with the SEC, and keep current the effectiveness of, a registration statement on Form S-8 (which may be accomplished by amendment of the registration statement on Form S-4) or other appropriate form for as long as such options remain outstanding (and maintain the current status of the prospectus with respect thereto). Parent agrees to reserve a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock issuable upon the exercise of such Company Stock Options. Notwithstanding the provisions of this Section 1.10, with respect to any Person subject to Section 16(b) of the Exchange Act, any cash paid in connection with the cancellation of a Company Stock Option shall be paid as soon as practicable after the first date payment can be made without liability of such Person under Section 16(b) of the Exchange Act. The surrender of a Company Stock Option for cash hereunder shall be deemed a release of any and all rights the holder had or may have had in respect of such Company Stock Option.

                           (c) The Company agrees that, from the date hereof
through the Effective Time, it will not grant any stock options, restricted stock, stock appreciation rights or limited stock appreciation rights.

                           (d) At the Effective Time, by virtue of the Merger
and without any further action on the part of the Company or the holder thereof, each outstanding and unexercised warrant to purchase shares of Company Common Stock (the "Warrants") issued pursuant to that certain Warrant Agreement, dated as of March 4, 1998, between the Company and First Union National Bank, as Warrant Agent (the "Warrant Agreement") will, pursuant to the terms of the Warrant Agreement, be automatically converted into the right to receive, upon exercise of such Warrant, the amount of cash or number of shares of Parent Common Stock receivable per share by the holders of a plurality of Non-Election Shares as would be received by a holder of the number of shares of Company Common Stock issuable under exercise of such Warrant immediately prior to the Merger.

                                    ARTICLE 2

                                OTHER AGREEMENTS

                  2.1 Access. Subject to the provisions of the Confidentiality Agreement referred to in Section 2.5 below, and so long as this Agreement has not been terminated as herein provided, upon reasonable request, the Company shall grant to Parent, Acquisition and their agents, accountants, attorneys and other advisers reasonable access at all reasonable times to all of the properties, facilities, books, records, financial statements and other documents and materials relating to its financial condition, assets, liabilities and business, including, without limitation, permitting Parent (at its expense and subject to the prior approval of the Company, which approval shall not be unreasonably withheld) to: (a) conduct appraisals of the Equipment, Buildings, Real Estate and other properties of the Company; and (b) conduct an environmental and occupational safety inspection of the properties of the Company. Parent shall coordinate all requests for such access through the Company's Chief Executive Officer or Chief Financial Officer. In addition, the Company shall confer and consult with representatives of Parent, as Parent may reasonably request, to report on operational matters, financial matters and the general status of ongoing business operations of the Company.

                  2.2  Disclosure Schedule.

                           (a)  Disclosure  Schedule.  The Company has delivered
to Parent the Disclosure Schedule and Parent has delivered to the Company the Parent Disclosure Schedule, each of which was signed by the President and the Secretary of the Company or Parent, as the case may be, stating that such disclosure schedule was delivered pursuant to this Agreement and is the Disclosure Schedule or Parent Disclosure Schedule, as the case may be, referred to in this Agreement. The Disclosure Schedule and the Parent Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules." The Disclosure Schedules are deemed to constitute an integral part of this Agreement and to modify, as specified, the representations, warranties, covenants or agreements of the Company or Parent, as the case may be, contained in this Agreement.


                           (b) Updates. The Company and Parent shall update the
disclosure schedule delivered by such party (by either (i) revision of specific schedules included in the original disclosure schedule referred to in Section 2.2(a) or (ii) addition of new schedules that were neither included in said original disclosure schedule nor referred to in or contemplated by this Agreement as of the date of this Agreement) as soon as practicable by written notice to the other party to reflect any matters which occur from and after the date of this Agreement and which, if existing on the date of delivery of the Disclosure Schedules, would have been required to be described in the Disclosure Schedules. If the Disclosure Schedules are updated by the addition of new schedules not referred to in or contemplated by this Agreement as of the date of this Agreement: (i) each new schedule shall be numbered to correspond to the applicable section or subsection which such new schedule is intended to modify and (ii) the applicable section or subsection corresponding to such new schedule shall be read to include the words "except as set forth in Schedule [insert applicable section or subsection number]" or words of similar meaning to appropriately connote the modifications created by such new schedule. If requested by either Parent or the Company, as the case may be, prior to Closing, the other party shall meet and discuss with the requesting party prior to Closing any update to the Disclosure Schedules disclosed by such other party which is, in the reasonable judgment of the requesting party, adverse in any manner to either the Company or Parent. The delivery of an update to the Disclosure Schedules pursuant to this Section 2.2 shall not cure any breach of any representation or warranty made in this Agreement, have any effect for the purpose of determining the satisfaction of the conditions set forth in
Article 6 of this Agreement or otherwise limit or affect the remedies available hereunder to any party.

                  2.3  Acquisition Proposals.

                           (a)  Prior  to  the  Effective  Time,  the  Company
agrees that neither it, nor any of its Subsidiaries or Affiliates, nor any of their respective directors, officers, employees, agents or representatives, will, directly or indirectly, (i) solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or any Subsidiary of the Company, the acquisition of all or any significant part of the assets or capital stock of the Company or any Subsidiary of the Company (an "Acquisition Transaction") or (ii) negotiate, explore or otherwise engage in discussions with any Person (other than Parent and its representatives) with respect to any Acquisition Transaction, or which may reasonably be expected to lead to a proposal for an Acquisition Transaction, or enter into any agreement, arrangement or understanding with respect to any such Acquisition Transaction; provided, however, that the Company may, in response to an unsolicited written proposal from a third party regarding a Superior Proposal (as hereinafter defined), furnish information to and engage in discussions and negotiations with such third party, but only if the Board of Directors of the Company determines in good faith, after consultation with its financial advisors and outside independent counsel, that taking such action is in the best interests of the Company and its shareholders and such action is consistent with its fiduciary duties under applicable Law. If specifically requested by a Person without prior contact from the Company or its representatives, the Company may waive the provisions of any "standstill" agreements between the Company and any Person to the extent necessary to permit such Person to submit a proposal for an Acquisition Transaction that the Board of Directors believes, in its good faith judgment, is reasonably likely to result in a Superior Proposal; provided, that such waiver
(i) does not violate or conflict with the foregoing provisions of this Section 2.3(a) and (ii) would not, in any event, permit such Person to acquire any direct or indirect beneficial ownership of shares of Company Common Stock or participate in any tender offer or proxy solicitation relating to shares of the Company Common Stock that would otherwise be prohibited by such "standstill" agreement. It is understood and agreed, without limitation of the Company's obligations, that any violation of this Section 2.3 by any director, officer, Affiliate, investment banker, financial advisor, attorney or other advisor or representative of the Company, whether or not such Person is purporting to act on behalf of the Company, or otherwise, shall be deemed to be a breach of this
Section 2.3 by the Company.

                           (b) The Company agrees that, as of the date hereof,
it, its Subsidiaries and Affiliates, and the respective directors, officers, employees, agents and representatives of the foregoing, shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person (other than Parent and its representatives) conducted heretofore with respect to any Acquisition Transaction. The Company agrees to promptly advise Parent in writing of the existence of (x) any inquiries or proposals (or desire to make a proposal) received by (or indicated to), any such information requested from, or any negotiations or discussions sought to be initiated or continued with, the Company, its Subsidiaries or Affiliates, or any of the respective directors, officers, employees, agents or representatives of the foregoing, in each case from a Person (other than Parent and its representatives) with respect to an Acquisition Transaction, and (y) the terms thereof, including the identity of such third party and the terms of any financing arrangement or commitment in connection with such Acquisition Transaction, and to update on an ongoing basis or upon Parent's reasonable request, the status thereof. As used herein, "Superior Proposal" means a bona fide, written and unsolicited proposal or offer made by any Person (or group) (other than Parent or any of its Subsidiaries) with respect to an Acquisition Transaction on terms which, as determined by the Board of Directors of the Company in good faith (based on the written advice of independent financial advisors) and in a manner consistent with its fiduciary duties under applicable Law, are more favorable, from a financial point of view, to the Company and its Shareholders than the transactions contemplated hereby.

                  2.4 Public Announcements. Any public announcement made by or on behalf of either Parent or the Company prior to the termination of this Agreement pursuant to Article 8 hereof concerning this Agreement, the transactions described herein or any other aspect of the dealings heretofore had or hereafter to be had between the Company and Parent and their respective Affiliates must first be approved by the other party (any such approval not to be unreasonably withheld), subject to either party's obligations under applicable Law (but such party shall use its best efforts to consult with the other party as to all such public announcements).

                  2.5 Confidentiality Agreement. The Company and Parent agree that the Confidentiality Agreement entered into between the Company and Parent, dated March 30, 1999, remains in effect, but shall at the Effective Time be deemed to have terminated without further action by the parties.


                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Parent and Acquisition that:

                  3.1 Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia, has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each of the jurisdictions in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The Company has delivered to Parent copies of the articles of incorporation and bylaws or other organizational documents of the Company and each of its Subsidiaries. Such articles of incorporation and bylaws or other organizational documents are complete and correct and in full force and effect, and neither the Company nor any of its Subsidiaries is in violation of any of the provisions of their respective articles of incorporation, bylaws or similar organizational documents. Each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, has the corporate, limited liability company or partnership power and authority, as the case may be, to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Section 3.1 of the Disclosure Schedule, all the outstanding shares of capital stock of, or other ownership interests in, the Company's Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and are owned by the Company, directly or indirectly, free and clear of all Liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind. Other than the Subsidiaries and except as set forth in Section 3.1 of the Disclosure Schedule, there are no other Persons in which the Company owns, of record or beneficially, any direct or indirect equity or similar interest or any right (contingent or otherwise) to acquire the same.

                  3.2 Capitalization. The authorized capital stock of the Company consists of 90,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, without par value ("Company Preferred Stock"). As of June 7, 1999: (i) 47,727,490 shares of Company Common Stock were issued and outstanding and no shares of Company Preferred Stock were issued and outstanding; (ii) 990,350 shares of Company Common Stock were subject to outstanding options issued pursuant to the Company's Amended and Restated Omnibus Stock Incentive Plan, dated July 1997 (the "Omnibus Plan") and 1,247,525 shares of Company Common Stock were reserved for issuance under the Omnibus Plan; (iii) 67,100 shares of Company Common Stock were subject to outstanding options issued pursuant to the Company's Non-Employee Directors' Stock Option Plan (the "Directors' Stock Plan") and 42,750 shares of Company Common Stock were reserved for issuance under the Directors' Stock Plan; (iv) options to purchase 554,150 shares of the Company Common Stock were outstanding that were granted under other employee stock incentive plans (and together with the Omnibus Plan and the Directors' Stock Plan, the "Company Stock Plans"); and (v) warrants to purchase 1,500,000 shares of Company Common Stock at $25 per share were outstanding in connection with the acquisition of substantially all of the assets of Farm Fresh, Inc. Except as set forth in Section 3.2 of the Company Disclosure Schedule, the Company has previously provided a complete and correct list of all holders of Existing Options, including such person's name, the number of options (vested, unvested and total) held by such person and the exercise price for each such option. All the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights. Except as set forth above or in Section 3.2 of the Disclosure Schedule, or as otherwise contemplated by this Agreement, (1) there are no shares of capital stock of the Company authorized, issued or outstanding, (2) there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interests in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and (3) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares or other capital stock of the Company or any Subsidiary of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary of the Company or any other Person.

                  3.3 Authorization; Enforceability. The Board of Directors of the Company has on or prior to the date of this Agreement (a) declared the Merger advisable and in the best interests of the Company and the Shareholders and approved this Agreement in accordance with applicable Law, (b) resolved to recommend the approval of this Agreement by the Shareholders and (c) directed that this Agreement be submitted to the Shareholders for approval. The Company has all requisite corporate power and authority to enter into the Transaction Agreements to which it is a party and, subject to approval by the Shareholders of the Merger, to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Agreements to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject to (x) approval by the Shareholders and (y) the filing of the Articles of Merger pursuant to the VSCA and the filing of the Certificate of Merger pursuant to the DGCL. The Transaction Agreements to which it is a party have been duly executed and delivered by the Company and (assuming the valid authorizations, execution and delivery thereof by the other parties thereto) each such Transaction Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.4 No Violation or Conflict. Assuming all consents, approvals, authorizations and other actions described in this Section 3.4 have been obtained and all filings and obligations described in this Section 3.4 have been made and except as set forth in Section 3.4 of the Disclosure Schedule, the execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation of, or breach or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any material obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the articles of incorporation or bylaws of the Company, (ii) any provision of the comparable charter or organizational documents of any of the Company's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, lease, indenture or other contract, agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries, or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such conflicts, violations, breaches, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect, or adversely affect the consummation of any of the transactions contemplated hereby or thereby. No filing, notification or registration with, or authorization, consent or approval of, any governmental entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of the Transaction Agreements by the Company or is necessary for the consummation by the Company of the Merger and the other transactions contemplated by the Transaction Agreements, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act") and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"), (ii) the filing of the Articles of Merger with the SCC and the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) applicable requirements, if any, of blue sky laws and the NYSE, and (v) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect the consummation of any of the transactions contemplated hereby or by any other Transaction Agreement. The execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation of, or breach or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any material obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under any leases, subleases, reciprocal operating agreements or reciprocal easement agreements relating to the Company's retail stores, other than conflicts, violations, breaches, defaults, rights, liens, security interests, charges or encumbrances that would not have, individually or in the aggregate, a Material Adverse Effect, or adversely affect the consummation of any of the transactions contemplated hereby or thereby.

                  3.5 SEC Documents and Other Reports. The Company has filed all required documents with the SEC since April 27, 1996 (the "Company SEC Reports"). As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in accordance with GAAP the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). The unaudited consolidated balance sheet of the Company as of May 1, 1999, and the unaudited consolidated statements of operations and cash flows of the Company for the fiscal year ended May 1, 1999, which have been provided by the Company to Parent were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except that footnotes are absent) and fairly present in accordance with GAAP the consolidated financial position of the Company and its consolidated Subsidiaries as at the date thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject to normal year-end audit adjustments which are not material). Except as disclosed in the Company SEC Reports or as required by GAAP, the Company has not, since May 2, 1998, made any change in the accounting practices or policies applied in the preparation of financial statements. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and other applicable legal and accounting requirements.

                  3.6 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except (a) liabilities or obligations reflected in the Company SEC Reports filed prior to the date hereof and (b) liabilities or obligations incurred in the ordinary course of business which would not, individually or in the aggregate, have a Material Adverse Effect.

                  3.7 No Violation of Law. The businesses of the Company and its Subsidiaries are not being conducted in violation of any Law (provided that no representation or warranty is made in this Section 3.7 with respect to Environmental Laws (as hereinafter defined)) except (a) as set forth in Section
3.7 of the Disclosure Schedule and (b) for violations which would not, individually or in the aggregate, have a Material Adverse Effect.

                  3.8 Title to Assets. Except as reflected in the Company SEC Reports, the Company and its Subsidiaries own fee simple or valid leasehold (as the case may be) title to the Real Estate and have valid title to their other tangible assets and properties which they purport to own, free and clear of any and all Liens, except for Permitted Liens. All Buildings and Equipment have been well maintained and are in good and serviceable condition, normal wear and tear excepted, except where the failure to be so maintained would not, individually or in the aggregate, have a Material Adverse Effect.

                  3.9 Litigation. Except as set forth in the Company SEC Reports filed prior to the date hereof or in Section 3.9 of the Disclosure Schedule, (a) there are no actions, suits, claims (including worker's compensation claims), litigation or other governmental or judicial proceedings or investigations or arbitrations pending against the Company, its Subsidiaries or any of its properties, assets or business, or, to the knowledge of the Company, any of the Company's or any Subsidiary's current or former directors or officers or any other Person whom the Company or any Subsidiary of the Company has agreed to indemnify that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) as of the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened, against the Company relating to the transactions contemplated by the Transaction Agreements; and (c) there are no outstanding orders, judgments, injunctions, awards or decrees of any governmental entity against the Company, its Subsidiaries, any of its properties, assets or businesses, or, to the knowledge of the Company, any of the Company's or its Subsidiaries' current or former directors or officers or any other Person whom the Company or any Subsidiary of the Company has agreed to indemnify that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  3.10 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed with the SEC prior to the date of this Agreement or set forth in Section 3.10 of the Disclosure Schedule, since May 2, 1998, (A) none of the Company or any of its Subsidiaries has incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would, individually or in the aggregate, result in a Material Adverse Effect, except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof; (B) the Company or any of its Subsidiaries has not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that would, individually or in the aggregate, have a Material Adverse Effect; and (C) there has been no event, circumstance or development that would, individually or in the aggregate, have a Material Adverse Effect, except for any such changes or effects resulting from the Transaction Agreements, the transactions contemplated hereby and thereby or the announcement thereof. Except as disclosed in the Company SEC Reports filed with the SEC prior to the date of this Agreement or set forth in Section 3.10 of the Disclosure Schedule, since May 1, 1999, there has been no action taken by the Company or any of its Subsidiaries, that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1

                  3.11 Performance of Contracts. Each material Contract is in full force and effect and constitutes the legal and binding obligation of the Company and, to the knowledge of the Company, constitutes the legal and binding obligation of the other parties thereto. Except as disclosed in Section 3.11 of the Disclosure Schedule, there are no existing breaches or defaults by the Company or, to the knowledge of the Company, any other party to a Contract under any Contract the effect of which would, individually or in the aggregate, constitute a Material Adverse Effect and, to the knowledge of the Company, no event has occurred which, with the passage of time or the giving of notice or both, could reasonably be expected to constitute such a breach or default.

                  3.12  ERISA

                           (a) With respect to each material Company Plan (as
hereinafter defined), the Company has made (or as soon as practicable will make) available to Parent a true and correct copy of (i) the three most recent annual reports (Form 5500) filed with the Internal Revenue Service ("IRS"), (ii) such Company Plan document, (iii) each trust agreement, insurance contract or administration agreement relating to such Company Plan, (iv) the most recent summary plan description of each Company Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to each Company Plan subject to Title IV of ERISA, and (vi) the most recent determination letter, if any, issued by the IRS with respect to each Company Plan intended to be qualified under Section 401(a) of the Code. Except as disclosed in Section 3.12 of the Disclosure Schedule, and except for events or actions that would not, individually or in the aggregate, have a Material Adverse Effect, (i) each Company Plan complies with all applicable statutes and governmental rules and regulations, including but not limited to ERISA, the Code and COBRA, (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan, (iii) neither the Company nor any of its ERISA Affiliates has withdrawn from any Multiemployer Plan (as hereinafter defined), or instituted, or is currently considering taking, any action to do so, (iv) no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA, and (v) the Company and its ERISA Affiliates have complied with the continued medical coverage requirements of COBRA. Except as would not, individually or in the aggregate, have a Material Adverse Effect, no Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. Except as disclosed in
Section 3.12 of the Disclosure Schedule, with respect to any Company Plan which is subject to Title IV of ERISA, the present value of accrued benefit obligations, as determined in accordance with FAS 87 in accordance with the actuarial assumptions used to prepare the most recent reports of such Company Plan, did not exceed the fair market value of the Plan assets as of the most recent valuation date for which an actuarial report has been prepared, and the Company has no knowledge of any material adverse change to such status.

                           (b) With respect to the Company Plans, except as
disclosed in Section 3.12 of the Disclosure Schedule, no event has occurred in connection with which the Company or any ERISA Affiliate would be subject to any liability, other than for the payment of benefits made in the ordinary course of business, under the terms of such Company Plans, ERISA, the Code or any other applicable law which would have a Material Adverse Effect. Except as disclosed in the Company SEC Reports filed prior to the date hereof or in Section 3.12 of the Disclosure Schedule, with respect to any current or former employee or contractor of the Company or its Subsidiaries, consummation of the transactions contemplated by this Agreement shall not result in the payment or provision of additional compensation or benefits or accelerate the vesting, payment or funding of any compensation or benefits. Except as disclosed in the Company SEC Reports filed prior to the date hereof or in Section 3.12 of the Disclosure Schedule, no amounts payable or provided by the Company or its Subsidiaries related to the transactions contemplated by this Agreement will constitute "excess parachute payments" within the meaning of Section 280G of the Code. Except as disclosed in Section 3.12 of the Disclosure Schedule, Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending, and to the knowledge of the Company, there is no reason why any Company Plan is not so qualified in operation. Neither the Company nor any of its ERISA Affiliates has been notified by any Multiemployer Plan that such Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. Except as disclosed in the Company SEC Reports filed prior to the date hereof or in Section 3.12 of the Disclosure Schedule, neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by ERISA. There are no pending, or to the knowledge of the Company, threatened claims, suits, audits or investigations related to any Company Plan other than claims for benefits in the ordinary course and other than claims, suits, audits or investigations that would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Multiemployer Plan)) or a "welfare plan" (as defined in Section 3(1) of ERISA) established or maintained by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates has contributed in the last six years or otherwise may have any liability and all other retirement, deferred compensation, severance, termination, change in control, stock option, restricted stock or phantom stock plans, policies or programs of the Company or its Subsidiaries, (ii) "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute in the last six years or otherwise may have any liability and (iii) with respect to any Person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such Person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder, including, without limitation, each of the Company's Subsidiaries.

                  3.13  Taxes.

                           (a) Tax Returns. For all years for which the
applicable statutory period of limitation has not expired, the Company has timely and properly filed, and will through the Closing Date timely and properly file, all material federal, state, local and foreign tax returns (including but not limited to income, franchise, sales, payroll, employee withholding and social security and unemployment) which were or (in the case of returns not yet due but due on or before the Closing Date, taking into account any valid extension of the time for filing) will be required to be filed. The Company has paid all taxes (including interest and penalties) and withholding amounts owed by it, except where the failure to pay such taxes or withholding amounts would not, individually or in the aggregate, have a Material Adverse Effect. No material, unpaid tax deficiencies have been proposed or assessed against the Company and no material tax deficiencies, whether paid or unpaid, have been proposed or assessed against the Company since December 31, 1996. To the knowledge of the Company, no issue has been raised in any prior tax audit of the Company which, by application of the same or substantially the same principles, could reasonably be expected upon a future tax audit of the Company to result in a proposed material deficiency for any period. Except as set forth in Section
3.13 of the Disclosure Schedule, the Company is not liable for any taxes attributable to any other Person, whether by reason of being a member of another affiliated group, being a party to a tax sharing agreement, as a transferee or successor, or otherwise.

                           (b) Audits. Except as set forth in Section 3.13 of
the Disclosure Schedule, the Company has not consented to any extension of the statute of limitation with respect to any open federal, state or local tax returns.

                           (c) Liens. Except as set forth in Section 3.13 of the
Disclosure Schedule, there are no tax Liens upon any property or assets of the Company except for Liens for current taxes not yet due and payable.

                           (d) Deliveries. The Company has delivered to Parent
correct and complete copies of all material tax returns and reports of the Company filed for all periods not barred by the applicable statute of limitations through the Effective Time. Except as set forth in Section 3.13 of the Disclosure Schedule, no examination or audit of any material tax return or report for any period not barred by the applicable statute of limitations has occurred, no such examination is in progress and, to the knowledge of the Company, no such examination or audit is planned.

                           (e)  Withholding  Taxes.  The Company has properly
withheld and timely paid substantially all withholding and employment taxes which it was required to withhold and pay relating to salaries, compensation and other amounts heretofore paid to its employees or other Persons. All Forms W-2 and 1099 required to be filed with respect thereto have been timely and properly filed except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect.

                           (f) Other  Representations.  The Company has not and
will not make any elections under Section 341(f) of the Code and, except as shown in Section 3.13 of the Disclosure Schedule, has and will not be subject to
Section 280G of the Code.

                  3.14 Labor Matters. Except as set forth in Section 3.14 of the Disclosure Schedule or in the Company SEC Reports filed prior to the date hereof, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Except as set forth in
Section 3.14 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any person employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"), and there is no unfair labor practice complaint or grievance against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or, to the Company's knowledge, threatened with respect to the Company Business Personnel, except where such unfair labor practice, complaint or grievance would not, individually or in the aggregate, have a Material Adverse Effect. As of the date hereof, there is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries are in material compliance with all labor, employment and wage payment-related laws, regulations and rules.

                  3.15 Existing Permits. No action or proceeding is pending or, to the knowledge of the Company, threatened that is reasonably likely to result in a revocation, non-renewal, termination, suspension or other material impairment of any material Existing Permits.

                  3.16 Intangible Assets. Except as set forth in Section 3.16 of the Disclosure Schedule, there are no material claims, demands or proceedings instituted, pending or, to the knowledge of the Company, threatened by any Person contesting or challenging the right of the Company or any of its Subsidiaries to use any of its Intangible Assets. Each trademark registration, service mark registration, copyright registration, patent and patent application which is owned by the Company and any of its Subsidiaries has been maintained in good standing except where the failure to so maintain would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its Subsidiaries owns or possesses adequate licenses or other rights to use all Intangible Assets necessary to conduct its business as now conducted, except where the failure to own or possess such licenses could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The consummation of the Merger and the transactions contemplated by this Agreement will not impair the validity, enforceability, ownership or right of the Company and each of its Subsidiaries to use its Intangible Assets except, in each case, where the impairment would not, individually or in the aggregate, have a Material Adverse Effect.

                  3.17  Environmental Matters.

                           (a) Except as set forth in Section 3.17 of the
Disclosure Schedule, the Company is, and at all times has been, in full compliance with Environmental Laws, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Section 3.17 of the Disclosure Schedule, and except as would not otherwise, individually or in the aggregate, have a Material Adverse Effect, the Company has not received any actual or proposed order, notice or other communication (written or oral) from (i) any governmental body or third party or (ii) the current or prior owner or operator of any property, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental Claim with respect to any property or assets (whether real, personal or mixed) in which the Company has had an interest.

                           (b) Except as disclosed in Section 3.17 of the
Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect, there are no pending or, to the knowledge of the Company, threatened Environmental Claims, encumbrances, or other restrictions of any nature, resulting from any liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any property and assets (whether real, personal or mixed) in which the Company has or had an interest.

                           (c) The Company has obtained all environmental,
health and safety permits and governmental authorizations (collectively, the "Environmental Permits") required for its operations, and all such permits are in good standing and the Company is in substantial compliance with all terms and conditions of the Environmental Permits, except where the failure to obtain or be in compliance with such Environmental Permits would not, individually or in the aggregate, have a Material Adverse Effect.

                  3.18 Vote Required. The affirmative vote of the holders of more than two-thirds of the shares of Company Common Stock entitled to vote with respect to the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger, this Agreement and the transactions contemplated hereby. The dissenter's rights provided in Article 15 of the VSCA are not applicable to the Merger and not available to holders of Company Common Stock in the Merger.

                  3.19 Disclosure Documents. None of the information supplied or to be supplied by the Company in writing specifically for inclusion in (i) the Proxy Statement/Prospectus, and (ii) the Registration Statement will, in the case of the Proxy Statement/Prospectus, either at the time of mailing of the Proxy Statement/Prospectus to Shareholders or at the time of the Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or will, in the case of the Registration Statement, either at the time the Registration Statement is filed with the SEC or at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading except that no representation or warranty is made by the Company with respect to the information supplied by Parent.

                  3.20 Opinion of Financial Advisor. The Company has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation, its financial advisor, to the effect that, as of June 9, 1999, the Merger Consideration to be received in the Merger, based upon and subject to the assumptions and limitations set forth in such opinion, by the Shareholders is fair to such Shareholders from a financial point of view, a copy of which opinion has been delivered to Parent.

                  3.21 Certain Agreements. Except as set forth in Section 3.21 of the Disclosure Schedule, the Company is not a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as described in
Section 3.21 of the Disclosure Schedule, the transactions contemplated by this Agreement will not constitute a "change of control" under, require the consent from or the giving of notice to any third party pursuant to, or accelerate the vesting or repurchase rights under, the terms, conditions or provisions of any material Contract.

                  3.22 Finders or Brokers. Except for Donaldson, Lufkin & Jenrette Securities Corporation with respect to the Company, a copy of whose engagement agreement has been or will be provided to Parent, neither the Company nor its Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the transactions contemplated hereby.

                  3.23 Takeover Statutes. No restrictive provision of any "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") or restrictive provision of any applicable anti-takeover provision in the Company's articles of incorporation and bylaws is applicable to the Company, the Company Common Stock, the Merger or the other transactions contemplated by this Agreement (including, without limitation, Article 14 of the VSCA).

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND ACQUISITION

                  Parent and Acquisition hereby represent and warrant to the Company as follows:

                  4.1 Due Incorporation. Each of Parent and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each of the jurisdictions in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Parent has delivered to the Company copies of the certificates of incorporation and bylaws or other organizational documents of Parent, Acquisition and each of Parent's material Subsidiaries. Such certificates of incorporation and bylaws or other organizational documents are complete and correct and in full force and effect, and none of Parent, Acquisition nor any such Subsidiary is in violation of any of the provisions of their respective certificates of incorporation, bylaws or similar organizational documents. Each of Parent's Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Acquisition has no Subsidiaries. Acquisition was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby. Except as set forth on Schedule 4.1 of the Parent Disclosure Schedule, all the outstanding shares of capital stock of, or other ownership interests in, Parent's Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and are owned by Parent, directly or indirectly, free and clear of all Liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind. Other than the Subsidiaries, there are no other Persons in which Parent owns, of record or beneficially, any direct or indirect equity or similar interest or any right (contingent or otherwise) to acquire the same.

                  4.2  Capitalization.

                           (a) The authorized capital stock of the Parent
consists of 200,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock, no par value ("Parent Preferred Stock"). As of June 7, 1999:
(i) 119,759,837 shares of Parent Common Stock were issued and outstanding; (ii) 9,423,607 shares of Parent Common Stock were subject to outstanding options issued pursuant to Parent's stock option plans ("Plans"), and 12,000,000 shares of Parent Common Stock were reserved for issuance under the Plans; and (iii) 1,341 shares of Parent Preferred Stock were issued and outstanding. All the outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in Parent's 1999 Proxy Statement and except as set forth above, other than the transactions contemplated by this Agreement, (1) there are no shares of capital stock of Parent authorized, issued or outstanding, (2) there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any of its Subsidiaries, obligating Parent or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in Parent or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (3) there are no outstanding contractual obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares or other capital stock of Parent or any of its Subsidiaries or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary of Parent or any other Person.

                           (b) The authorized capital stock of Acquisition
consists of 1000 shares of common stock, par value $0.01 per share, all of which are duly authorized, validly issued, fully paid and nonassessable and free of any pre-emptive rights in respect thereof and all of which are owned by Parent.

                  4.3 Authorization; Enforceability. Each of Parent and Acquisition has all requisite corporate power and authority to enter into the Transaction Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Agreements to which it is a party by

Parent and Acquisition and the consummation by Parent and Acquisition of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Acquisition, subject to the filing of the Articles of Merger pursuant to the VSCA and the filing of the Certificate of Merger pursuant to the DGCL. The Transaction Agreements to which it is a party have been duly executed and delivered by each of Parent and Acquisition and (assuming the valid authorizations, execution and delivery thereof by the other parties thereto) each such Transaction Agreement constitutes the valid and binding obligation of Parent and Acquisition enforceable against Parent and Acquisition in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4.4 No Violation or Conflict. Assuming all consents, approvals, authorizations and other actions described in this Section 4.4 have been obtained and all filings and obligations described in this Section 4.4 have been made and except as set forth in Schedule 4.4 of the Parent Disclosure Schedule, the execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation of, or breach or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any material obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the articles of incorporation or bylaws of Parent, (ii) any provision of the comparable charter or organizational documents of any of Parent's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, lease, indenture or other contract, agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries, or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such conflicts, violations, breaches, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect, or adversely affect the consummation of any of the transactions contemplated hereby or thereby. No filing, notification or registration with, or authorization, consent or approval of, any governmental entity is required by or with respect to Parent and Acquisition or any of Parent's Subsidiaries in connection with the execution and delivery of the Transaction Agreements by Parent and Acquisition or is necessary for the consummation by Parent and Acquisition of the Merger and the other transactions contemplated by the Transaction Agreements, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the filing of the Articles of Merger with the SCC and the Certificate of Merger with the Secretary of State of the State of Delaware, and the filing of appropriate documents with the relevant authorities of other states in which Parent or any of its Subsidiaries is qualified to do business,
(iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) applicable requirements, if any, of blue sky laws and the NYSE, and (v) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect the consummation of any of the transactions contemplated hereby or by any other Transaction Agreement.

                  4.5 SEC Documents and Other Reports. Parent has filed all required documents with the SEC since February 22, 1997 (the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of Parent SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in accordance with GAAP the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Parent SEC Reports or as required by GAAP, Parent has not, since February 27, 1999, made any change in the accounting practices or policies applied in the preparation of financial statements. The books and records of Parent and its Subsidiaries have been, and are being, maintained in accordance with GAAP and other applicable legal and accounting requirements.

                  4.6 No Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except (a) liabilities or obligations reflected in Parent SEC Reports filed prior to the date hereof and (b) liabilities or obligations incurred in the ordinary course of business which would not, individually or in the aggregate, have a Material Adverse Effect.

                  4.7 No Violation of Law. The businesses of Parent and its Subsidiaries are not being conducted in violation of any Law except (a) as set forth in Schedule 4.7 of the Parent Disclosure Schedule and (b) for violations which would not, individually or in the aggregate, have a Material Adverse Effect.

                  4.8 Litigation. Except as set forth in Parent SEC Reports filed prior to the date hereof or in Schedule 4.8 of the Parent Disclosure Schedule, (a) there are no actions, suits, claims (including worker's compensation claims), litigation or other governmental or judicial proceedings or investigations or arbitrations pending against Parent, its Subsidiaries or any of their properties, assets or business, or, to the knowledge of Parent, any of Parent's or any Subsidiary's current or former directors or officers or any other Person whom Parent or any Subsidiary of Parent has agreed to indemnify that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) as of the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of Parent, threatened, against Parent relating to the transactions contemplated by the Transaction Agreements; and (c) there are no outstanding orders, judgments, injunctions, awards or decrees of any governmental entity against Parent, its Subsidiaries, any of their properties, assets or businesses, or, to the knowledge of Parent, any of Parent's or its Subsidiaries' current or former directors or officers or any other Person whom Parent or any Subsidiary of Parent has agreed to indemnify that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  4.9 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports filed with the SEC prior to the date of this Agreement or set forth in Schedule 4.9 of the Parent Disclosure Schedule, since February 27, 1999, (A) none of Parent or any of its Subsidiaries has incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would, individually or in the aggregate, result in a Material Adverse Effect, except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof; (B) Parent or any of its Subsidiaries has not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that would, individually or in the aggregate, have a Material Adverse Effect; and (C) there has been no event, circumstance or development that would, individually or in the aggregate, have a Material Adverse Effect, except for any such changes or effects resulting from the Transaction Agreements, the transactions contemplated hereby or thereby or the announcement thereof.

                  4.10 Authorization of Parent Common Stock. Parent has taken all necessary action to permit it to issue the number of shares of Parent Common Stock required to be issued pursuant to Article 1. Parent Common Stock issued pursuant to Article 1 hereof will, when issued, be duly authorized, validly issued, fully paid and nonassessable and no Person will have any preemptive right of subscription or purchase in respect thereof.

                  4.11 Brokers or Finders. Except for Merrill Lynch & Co. with respect to Parent, a copy of whose engagement agreement has or will be provided to the Company, neither Parent nor any of its Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the transactions contemplated hereby.

                  4.12 Disclosure Documents. None of the information supplied or to be supplied by Parent for inclusion in (i) the Proxy Statement/Prospectus, and (ii) the Registration Statement will, in the case of the Proxy Statement/Prospectus, either at the time of mailing of the Proxy Statement/Prospectus to Shareholders or at the time of the Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or will, in the case of the Registration Statement, either at the time the Registration Statement is filed with the SEC or at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading except that no representation or warranty is made by Parent with respect to the information supplied by the Company.

                                    ARTICLE 5

                                    COVENANTS

                  5.1 Conduct of Business by the Company. From and after the date of this Agreement and until the earlier of the termination of this Agreement or the Effective Time (unless the other party shall otherwise agree in writing and except as otherwise contemplated by this Agreement), the Company will, and will cause each of its Subsidiaries to, conduct its operations according to its ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, use best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement or set forth on Section 5.1 of the Disclosure Schedule, prior to the Effective Time, neither the Company nor its Subsidiaries will:

                           (a)  except  for shares to be issued or  delivered
pursuant to the Existing Options, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of capital stock of any class, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, or (B) any other securities in respect of, in lieu of, or in substitution for, Company Common Stock outstanding on the date hereof;

                           (b) amend its articles of incorporation or bylaws or
alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary of the Company (other than pursuant to the Merger) or split, combine, subdivide or reclassify any Company Common Stock or declare, set aside for payment or pay any dividend (except for regular quarterly dividends not in excess of $.05 per share of Company Common Stock), or make any other actual, constructive or deemed distribution in respect of any Company Common Stock or otherwise make any payments to Shareholders in their capacity as such;

                           (c) make payments or distributions (other than normal
salaries) to any Affiliate of the Company, except for transactions in the ordinary course of business upon commercially reasonable, arm's length terms;

                           (d) (i) enter into, accelerate, terminate, modify in
any material respect, or cancel any supply agreement having a term in excess of six months or any lease or purchase contract relating to the creation, expansion or acquisition of a new retail store, (ii) enter into, accelerate, terminate, modify in any material respect, or cancel any other Contract (other than purchase orders entered into in the ordinary course of business with terms less than six months) involving amounts greater than $750,000 and outside the ordinary course of business or (iii) knowingly do any act or knowingly omit to do any act or, to the extent within the Company's reasonable control, knowingly permit any act or omission to act, which will cause a breach of any of the Contracts that would have a Material Adverse Effect;

                           (e) (A) enter into or adopt any, or amend any
existing, severance plan, agreement or arrangement or enter into or amend any Company Plan or employment or consulting agreement, other than (A) as required by Law, or (B) except as expressly contemplated by this Agreement; increase the compensation payable or to become payable to its officers, employees, or directors except for increases in salaries or wages or payments of bonuses or other compensation in the ordinary course of business consistent with past practice to employees of the Company or any of its Subsidiaries who are not executive officers of the Company or any of its Subsidiaries or grant any additional rights to severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of the Company or any of its Subsidiaries, or establish, adopt, enter into or, except as may be required to comply with applicable Law, amend or take action in any such case in a manner so as to enhance or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                           (f) make any material acquisition, by means of
merger, consolidation or otherwise, or material disposition (other than disposition of assets in the ordinary course of business, consistent with past practice), of assets or securities or authorize or make any individual capital expenditure (other than the capital expenditures provided in the Company's capital expenditure budget for fiscal year 2000 which has been previously provided to Parent) in excess of $250,000; provided, however, that representatives of the Company will consult on a regular basis with representatives of Parent with respect to capital expenditures permitted by this clause (f) and its plans with respect thereto;

                           (g) settle or compromise any material claims or
litigation, except in the ordinary and usual course of business;

                           (h) make any material change, other than in the
ordinary course of business and consistent with past practice or as required by applicable Law, regulation or change in GAAP, in accounting policies or procedures applied by the Company (including tax accounting policies and procedures);

                           (i) create, incur or assume any Indebtedness or make
any Investment, other than in the ordinary course of business;

                           (j) fail to maintain all of the Existing Insurance
Policies (or policies substantially equivalent thereto) in full force and effect, unless all reasonable efforts to maintain the Existing Insurance Policies have been undertaken;

                           (k) fail to preserve in all material respects its
business organization intact, to retain the services of the employees and to conduct business with suppliers, customers, creditors and others having business relationships with the Company in the best interests of the Company, unless all commercially reasonable efforts consistent with the Company's past practice to preserve, retain and conduct such organization, employees and business have been undertaken;

                           (l) knowingly do any act or omit to do any act that
would result in a breach of any representation by the Company set forth in this Agreement; or

                           (m) authorize, or enter into any contract, agreement,
commitment or arrangement to do any of the foregoing.

                  5.2 Information Supplied. The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries in writing specifically for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 (the "Registration Statement") to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the proxy statement and prospectus (the "Proxy Statement/Prospectus") constituting a part thereof) will, at the time the Registration

Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the meeting of shareholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  5.3 Shareholder Meeting. The Company will take, in accordance with applicable law and its articles of incorporation and bylaws, all action necessary to convene a meeting of holders of Company Common Stock (the "Shareholder Meeting") as promptly as practicable after the Registration Statement is declared effective to consider and vote upon the approval of this Agreement. Except as provided in Section 8.1(c)(i) with respect to a Superior Proposal, the Company's board of directors shall recommend such approval and shall take all lawful action to solicit such approval.

                  5.4 Filings; Approvals and Consents; Cooperation. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity,
(ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, investigating or challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                           (b) Parent and the Company shall file as soon as
practicable after the date of this Agreement notifications under the HSR Act and shall respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and shall respond as promptly as practicable to all inquires and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding. Parent and Acquisition agree to use their respective best efforts to avoid the entry of (or, if entered, to lift, vacate or reverse) any order, decree, judgment or ruling of any court or Governmental Entity restraining or preventing the consummation of the Merger on the basis of any federal, state or local antitrust laws or regulations, including by committing to or effecting (by consent decree, hold separate order or otherwise) the sale or disposition of such assets of Parent or the Company as may be required to avoid (or, if entered, to lift, vacate or reverse) any such order, decree, judgment or ruling; provided, however, that in no event shall Parent, Acquisition or the Company be obligated under this Section 5.4 to take any action which is reasonably likely to have a Material Adverse Effect on Parent, Acquisition or the Company.

                           (c) As soon as practicable following the execution of
this Agreement, Parent and the Company shall promptly prepare, and the Company shall file with the SEC the Proxy Statement/Prospectus as preliminary proxy materials under the Exchange Act, and shall seek confidential treatment with respect thereto. Parent and the Company shall cooperate to respond promptly to any comments made by the SEC with respect thereto. Upon resolution of any SEC comments with respect to the draft Proxy Statement/Prospectus, or at such other time as may be mutually determined by the parties hereto, Parent shall prepare and file the Registration Statement (including the then-current draft of the Proxy Statement/Prospectus) with the SEC, and:

(i) Parent and the Company shall respond promptly to any comments made by the SEC with respect thereto;

(ii) Parent and the Company shall use their respective best efforts to cause the Registration Statement to become effective under the Securities Act as soon as practicable, and the Company shall cause the Proxy Statement/Prospectus to be mailed to the Shareholders at the earliest practicable time after effectiveness of the Registration Statement;

(iii) Parent shall promptly advise the Company (A) when the Registration Statement becomes effective, (B) when, prior to the Effective Time, any amendment to the Registration Statement shall be filed or become effective, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (D) of the receipt by Parent of any notification with respect to the suspension of the registration or qualification of Parent Common Stock for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose; and

(iv) Parent and the Company shall use their respective best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                           (d) The Company and Parent each shall, upon request
by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement/Prospectus, the Registration Statement or any other statement, filing, notice or applicable made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transaction contemplated by this Agreement.

                           (e) The Company and Parent each shall keep the other
apprised of the status of matters relating to completion of the transactions hereby, including promptly furnishing the other with copies of any notice or other communications received by Parent or the Company, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement.

                  5.5 Listing of Parent Common Stock. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

                  5.6 Affiliates. Prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of those Persons who are, in the opinion of the Company, as of the time of the Shareholder Meeting, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act. The Company shall provide to Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other Person subsequently identified by either Parent or the Company as a Person who may be deemed to be such an affiliate of the Company; provided, however, that no such Person identified by Parent shall be added to the list of affiliates of the Company if Parent shall receive from the Company, on or before the date of the Shareholder Meeting, an opinion of counsel reasonably satisfactory to Parent to the effect that such Person is not such an affiliate. The Company shall seek to deliver or cause to be delivered to Parent, prior to the date of the Shareholder Meeting, from each affiliate of the Company identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as
Exhibit 3 (the "Affiliates Letter"). Parent shall not be required to maintain the effectiveness of the Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Parent Common Stock by such affiliates received in the Merger and the certificates representing Parent Common Stock received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section.

                  5.7 Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

                  5.8 Tax-Free Reorganization. Each of Parent, Acquisition and Company shall use all reasonable efforts to cause the Merger to constitute a "reorganization" within the meaning of Section 368(a) of the Code. Unless otherwise required (and then only to the extent otherwise required) by a "determination" (as defined in Section 1313(a)(1)) of the Code or by a similar applicable provision of state or local income tax law, each party shall (i) report the Merger on all tax returns and other filings as a reorganization within the meaning of Section 368(a) of the Code and, (ii) not take any position that is inconsistent with the characterization of the Merger as such a reorganization in any audit, administrative proceeding, litigation or otherwise.

                                    ARTICLE 6

                                   CONDITIONS

                  6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to consummate the Merger shall be subject to the satisfaction prior to or at the Closing as hereinafter provided of the following express conditions precedent, each of which may be waived in whole or in part by the Company, Parent or Acquisition, as the case may be, to the extent permitted by Law:

                           (a)  Regulatory   Approvals.   Clearance from the
appropriate agencies pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have been obtained by the Company and Parent or the waiting period thereby required shall have expired or been earlier terminated.

                           (b) Approval of Shareholders. This Agreement, the
Merger and the transactions contemplated by this Agreement shall have received the requisite approval and authorization of the Shareholders.

                           (c) Registration  Statement.  The Registration
Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn.

                           (d) Listing of Parent  Common  Stock.  The Parent
Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                           (e)  Statutes,  Court  Orders.  No  statute,  rule or
regulation shall have been enacted or promulgated by any governmental authority which prohibits, restricts or makes illegal the consummation of the Merger; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding or restricting consummation of the Merger.

                  6.2 Conditions to Parent's and Acquisition's Obligation to Effect the Merger. The obligations of Parent and Acquisition to consummate the Merger are further subject to

                           (a)  Representations  and Warranties of the Company.
The representations and warranties made by the Company in this Agreement shall be true and correct (i) in all respects at and as of the Effective Time (as to representations and warranties specifically qualified or limited by the term "Material Adverse Effect," the word "material" and phrases of like import), and
(ii) in all material respects at and as of the Effective Time (as to representations and warranties not qualified or limited by the term "Material Adverse Effect," the word "material" and phrases of like import), in each case with the same force and effect as though made at and as of the Effective Time (except to the extent they relate to a specific date), the Company shall have performed in all material respects all of its obligations under this Agreement theretofore to be performed, and Parent shall have received at the Effective Time a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to that effect.

                           (b) No  Material  Adverse  Change.  During the period
from the date of this Agreement to the Closing Date, there shall not have occurred any Material Adverse Effect with respect to the Company that continues to exist on the Closing Date and as of the Effective Time.

                           (c) Tax Opinion.  Parent  shall have  received the
opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel to Parent, dated the Closing Date and in form and substance reasonably satisfactory to Parent, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing on the Closing Date, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom (Illinois) may require and rely upon (and may incorporate by reference) representations and covenants, including those contained in certificates of officers of Parent, Acquisition, the Company and others.

                  6.3 Conditions to the Company's Obligation to Effect the Merger. The obligation of the Company to consummate the Merger shall be subject to the satisfaction prior to or at the Closing as hereinafter provided of the following express conditions precedent:

                           (a)  Representations  and  Warranties  of  Parent and
Acquisition. The representations and warranties made by Parent and Acquisition in this Agreement shall be true and correct (i) in all respects at and as of the Effective Time (as to representations and warranties specifically qualified or limited by the term "Material Adverse Effect," the word "material" and phrases of like import), and (ii) in all material respects at and as of the Effective Time (as to representations and warranties not qualified or limited by the term "Material Adverse Effect," the word "material" and phrases of like import), in each case with the same force and effect as though made at and as of the Effective Time (except to the extent they relate to a specific date), Parent and Acquisition shall have performed in all material respects all of their respective obligations under this Agreement theretofore to be performed, and the Company shall have received at the Effective Time a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to that effect.

                           (b) Tax Opinion. The Company shall have  received the
opinion of Hunton & Williams, counsel to the Company, dated the Closing Date and in form and substance reasonably satisfactory to the Company, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing on the Closing Date, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Hunton & Williams may require and rely upon (and may incorporate by reference) representations and covenants, including those contained in certificates of officers of Parent, Acquisition, the Company and others.


                                    ARTICLE 7

                       NO SURVIVAL OF REPRESENTATIONS AND
                           WARRANTIES; INDEMNIFICATION

                  7.1 No Survival of Representations and Warranties. The representations and warranties made in this Agreement shall not survive beyond the Effective Time.

                  7.2  Directors' and Officers' Indemnification; Insurance.

                           (a) From and  after  the  Effective  Time,  Parent
shall cause the Surviving Corporation to indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, an officer, director, employee or agent of the Company or any of its Subsidiaries (the "Indemnified Parties") against any losses, claims, damages, judgments, settlements, liabilities, costs or expenses (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) incurred in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including, without limitation, in connection with the Merger and the other transactions contemplated by this Agreement), to the fullest extent that the Company or such Subsidiaries would have been permitted, under applicable law and the Articles of Incorporation or Bylaws of the Company or the organizational documents of such Subsidiaries, each as in effect on the date of this Agreement. In connection with the foregoing, Parent shall cause the Surviving Corporation to advance expenses as incurred to the fullest extent permitted under applicable Law upon receipt from the Indemnified Party to whom expenses are advanced of any written undertaking to repay such advances required under applicable Law. Parent shall cause the Surviving Corporation to pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing this Section
7.2. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving person or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 7.2. The parties acknowledge and agree that to the extent that the Surviving Corporation fails to comply with its indemnification obligations pursuant to this Section 7.2, Parent shall indemnify and hold harmless each of the Indemnified Parties to the same extent as the Surviving Corporation was required to indemnify such Indemnified Parties hereunder.

                           (b) Unless otherwise required by Law, (i) at the
Effective Time, the Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain provisions providing for exculpation of director and officer liability and indemnification by the Surviving Corporation of the Indemnified Parties not less favorable to the Indemnified Parties than those provisions providing for exculpation of director and officer liability and indemnification by the Company of the Indemnified Parties contained in the Articles of Incorporation and Bylaws of the Company as in effect on the date of this Agreement, and (ii) for a period of five years from the Effective Time, the Surviving Corporation and the Company's Subsidiaries shall not amend, repeal or modify any such provisions contained in their respective certificates of incorporation and bylaws, or other organizational documents of such Subsidiaries, to reduce or adversely affect the rights of the Indemnified Parties thereunder in respect of actions or omissions by them occurring at or prior to the Effective Time.

                           (c) Parent shall cause the Surviving Corporation to
purchase a three-year extended reporting period endorsement ("reporting tail coverage") under the Company's existing directors' and officers' liability insurance coverage, provided that such reporting tail coverage shall extend the director and officer liability coverage in force as of the date hereof from the Effective Time on terms, that in all material respects, are no less advantageous to the intended beneficiaries thereof than the existing directors' and officers' liability insurance.

                           (d) This covenant is intended to be for the benefit
of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives.

                                    ARTICLE 8

                                   TERMINATION

                  8.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing (whether before or after the approval of this Agreement by the Shareholders), as follows:

                           (a) by mutual written agreement of Parent and the Company;

                           (b) by either of the Company or Parent:

(i) if the Effective Time shall not have occurred on or before January 15, 2000; provided, however, that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

(ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use all reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree or ruling or other action shall have become final and non-appealable; or

(iii) if, at the Shareholder Meeting (including any adjournment or postponement thereof) called pursuant to Section 5.3 hereof, the requisite vote of the Shareholders of the Company shall not have been obtained.

                           (c)  by the Company:

(i) if (a) the Company, based on the advice of outside legal counsel to the Company that such action is consistent with the Board of Director's fiduciary duties under applicable Law and the determination by the Board of Directors of the Company in good faith that such action is in the best interests of the Company and its shareholders, subject to complying with the terms of this Agreement, is fully prepared to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (b) Parent does not make, within two business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer to enter into an amendment to this Agreement such that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, that this Agreement as so amended is at least as favorable, from a financial point of view, to the shareholders of the Company as the Superior Proposal, (c) the Company prior to such termination pays to Parent in immediately available funds any fees required to be paid pursuant to
         Section 8.3 and (d) substantially simultaneously with such termination, the Company enters into the binding written agreement referred to in clause (a) above. The Company agrees (A) that it will not enter into a binding agreement referred to in clause (a) above until at least the third business day after it has provided the notice to Parent required thereby and (B) to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification;

(ii) if Parent or Acquisition shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured, in all material respects, within 30 days after the giving of written notice to Parent or Acquisition, as applicable; or

(iii) if the Average Parent Price is less than $18.50 and the Company provides written notice of termination to Parent prior to the close of business on the second trading day following the Determination Date unless (x) the Average Parent Price is equal to or greater than $15.00 and (y) on or before the close of business on the third trading day following its receipt of such written notice of termination from the Company, Parent shall have delivered written notice to the Company of its agreement to increase the percentage of Aggregate Merger Consideration that shall be paid in cash such that the Aggregate Merger Consideration shall consist of an aggregate number of shares of Parent Common Stock used as Merger Consideration equal to 50% of Aggregate Company Shares and the remainder in cash; provided, however, if the amount of aggregate cash consideration set forth immediately above plus the cash used in respect to the Company Stock Options under Section
         1.10 would exceed the maximum amount permitted without preventing the Merger from qualifying as a reorganization with the meaning of Section 368(a) of the Code as determined by the tax advisors of the Company and Parent (the "Maximum Cash Amount"), then Parent may agree to provide all Merger Consideration beyond the Maximum Cash Amount in Parent Common Stock measured by the Average Parent Price.

                           (d)  by Parent

(i) if prior to the consummation of the Merger, the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement, which breach cannot be or has not been cured, in all material respects, within 30 days after the giving of written notice to the Company;

(ii) if, at any time prior to the Effective Time, the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement within five business days after a written request by Parent to do so; or

(iii) if the Average Parent Price is less than $18.50 and Parent provides written notice of termination to the Company prior to the close of business on the second trading day following the Determination Date.

                  8.2 Rights on Termination. In the event of termination and abandonment of the Merger by any party pursuant to Section 8.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the Merger and the other transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated and the transactions contemplated hereby are not consummated pursuant to Section 8.1 of this Agreement, this Agreement shall become void and of no further force and effect, except for (a) the provisions of
Section 2.1 relating to the obligation of Parent and Acquisition to keep confidential and not to use certain information obtained from the Company and
(b) the provisions of Section 8.3 relating to the Company's obligations to make certain payments to Parent.

                  8.3 Termination Fee Payable to Parent. Notwithstanding any provision to the contrary contained herein, the Company shall immediately pay to Parent (x) the amount of $27 million and (y) all reasonably documented out-of-pocket expenses, not to exceed $3 million in the aggregate, reasonably incurred by Parent and Acquisition in connection with this Agreement and the Merger if this Agreement is terminated pursuant to Section 8.1(b)(iii), Section 8.1(c)(i), Section 8.1(d)(i) (if the breach thereof is due to the Company's intentional or bad faith acts), or Section 8.1(d)(ii). The amount in (x) above shall be paid concurrently with any such termination and the amount in (y) above shall be paid within five (5) business days after receipt by the Company of reasonably detailed evidence of the same. Upon receipt of such payments, Parent shall not be entitled to and shall waive the right to seek damages or other amounts or remedies from the Company for breach of, or otherwise in connection with, this Agreement.

                  8.4 Other Remedies. Notwithstanding any provision to the contrary contained herein, if this Agreement is terminated pursuant to Article 8 or otherwise by the Company, on the one hand, or Parent or Acquisition, on the other hand, and the non-terminating party is not entitled to receive the payments described in Section 8.3 (as the case may be), then the non-terminating party shall be entitled to pursue any available legal rights to recover actual damages, including, without limitation, its reasonable costs and expenses incurred in pursuing such recovery (including, without limitation, reasonable attorneys' fees).

                                    ARTICLE 9

                                  MISCELLANEOUS

                  9.1 Expenses. Except as set forth in Section 8.3 hereof, if this Agreement is not consummated, Parent and Acquisition, on the one hand, and the Company, on the other hand, shall bear their respective legal fees and expenses.

                  9.2 Entire Agreement; Amendment. This Agreement and the documents referred to in this Agreement and required to be delivered pursuant to this Agreement constitute the entire agreement among the parties pertaining to the subject matter of this Agreement, and (except as contemplated in Section 2.5 hereof) supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                  9.3 Governing Law. This Agreement shall be governed and construed (i) with respect to the Merger, in accordance with the Laws of the Commonwealth of Virginia and State of Delaware, as applicable, and (ii) with respect to all other transactions contemplated hereunder, in accordance with the Laws of the Commonwealth of Virginia applicable to agreements made and to be performed entirely within such State.

                  9.4 Assignment. Prior to the Closing, this Agreement may not be assigned by any party hereto, except with the prior written consent of the other parties hereto.

                  9.5 Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date personally delivered or sent by telephonic facsimile transmission (with a copy via regular mail) or one day after sending via nationally recognized overnight courier or five days after deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the others in accordance with this Section of a change of address:

If to Parent:                               SUPERVALU INC.
                                            11840 Valleyview Road
                                            Eden Prairie, MN 55344
                                            Telephone: (612) 828 - 4000
                                            Telecopy: (612) 828 - 4838

                                            Attention:  General Counsel

                                            With a copy to:

                                            Skadden, Arps, Slate, Meagher & Flom
                                                (Illinois)
                                            333 West Wacker
                                            Suite 2100
                                            Chicago, Illinois  60606
                                            Telephone: (312) 407-0700
                                            Telecopy: (312) 407-0411

                                            Attention:   William R. Kunkel

If to the Company:                          Richfood Holdings, Inc.
                                            4860 Cox Road, Suite 300
                                            Glen Allen, VA 23060
                                            Telephone: (804) 915 - 6000
                                            Telecopy: (804) 915 - 6010

                                            Attention:  John E. Stokely


                                            with a copy to:

                                            Hunton & Williams
                                            Riverfront Plaza, East Tower
                                            951 East Byrd Street
                                            Richmond, Virginia 23219
                                            Telephone: (804) 788-8200
                                            Telecopy: (804) 788-8218

                                            Attention:  Gary E. Thompson

                  9.6 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

                  9.7 Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall extend to and include all genders.

                  9.8 Specific Performance. The parties agree that the assets and business of the Company as a going concern constitute unique property and, accordingly, each party shall be entitled, at its option and in addition to any other remedies available as herein provided, to the remedy of specific performance to effect the Merger as provided in this Agreement.

                  9.9 No Reliance. Except for Section 7.2, which is intended to be for the benefit of the Indemnified Parties, and except for the parties to this Agreement: (a) no Person is entitled to rely on any of the representations, warranties and agreements of the parties contained in this Agreement; and (b) the parties assume no liability to any Person because of any reliance on the representations, warranties and agreements of the parties contained in this Agreement.

                  9.10 Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

                  9.11 No Third Party Beneficiary. Except as provided pursuant to Section 7.2 hereof, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto and their respective successors and assigns and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

                                   ARTICLE 10

                                   DEFINITIONS

                  When used in this Agreement, and in addition to the other terms defined herein, the following terms shall have the meanings specified:

                  10.1 Affiliate. "Affiliate" shall mean, in relation to any party hereto, any entity directly or indirectly controlling, controlled by or under common control with such party.

                  10.2 Agreement. "Agreement" shall mean this Agreement and Plan of Merger, together with the Exhibits attached hereto and the Disclosure Schedule, as the same may be amended from time to time in accordance with the terms hereof.

                  10.3 Buildings. "Buildings" shall mean all buildings, fixtures, structures and improvements leased or owned by the Company or its Subsidiaries.

                  10.4 Contracts. "Contracts" shall mean all of the contracts, agreements and obligations, written or oral, to which the Company is a party or by which the Company or any of its assets are bound, including, without limitation, any loan, bond, mortgage, indenture, lease, instrument, franchise or license.

                  10.5 Control. "Control" (including the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or by contract.

                  10.6 DGCL. "DGCL" shall mean the General Corporation Law of the State of Delaware.

                  10.7 Disclosure Schedule. "Disclosure Schedule" shall mean the Disclosure Schedule delivered by the Company to the Parent pursuant to
Section 2.2(a) of this Agreement.

                  10.8 Employees. "Employees" shall mean all of the employees of the Company.

                  10.9 Environmental Claim. "Environmental Claim" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person alleging liability (including, without limitation, liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from: (A) the presence or environmental release of any Hazardous Materials at any parcel of real property; or (B) circumstances forming the basis of any violation or alleged violation, of any Environmental Law; or
(C) any and all claims by any Person seeking damages, contribution, indemnification, cost, recovery, compensation or injunctive relief resulting from the presence or environmental release of any Hazardous Materials.

                  10.10 Environmental Laws. "Environmental Laws" shall mean any federal, state, local or foreign statute, Law, rule, ordinance, code, policy, rule of common law and regulations relating to pollution or protection of human health (excluding OSHA) or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, Laws and regulations relating to environmental releases or threatened environmental releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  10.11 Equipment. "Equipment" shall mean all machinery, equipment, boilers, furniture, fixtures, motor vehicles, furnishings, parts, tools, office equipment, computers and other items of tangible personal property owned or used by the Company or its Subsidiaries.

                  10.12 ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be in effect from time to time.

                  10.13 Existing Insurance Policies. "Existing Insurance Policies" shall mean all of the insurance policies currently in effect and owned by the Company.

                  10.14 Existing Liens. "Existing Liens" shall mean those Liens affecting any of the assets or properties of the Company.

                  10.15 Existing Options. "Existing Options" shall mean any of the following relating to any capital stock or other equity interest of the
Company: (a) options or warrants (whether vested or not) to purchase or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Company is a party relating to the issued or unissued capital stock or other equity or phantom equity interests of the Company to grant, issue or sell any shares of the capital stock or other equity or phantom equity interests of the Company by sale, lease, license or otherwise; (b) rights to subscribe for or purchase any shares of the capital stock or other equity or phantom equity interests of the Company; or (c) Contracts with respect to any right to purchase, put or call any shares of the capital stock or other equity or phantom equity interests of the Company.

                  10.16 Existing Permits. "Existing Permits" shall mean those permits, licenses, approvals, qualifications, authorizations, and registrations required by Law which the Company has or holds.

                  10.17 Governmental Entity. "Governmental Entity" shall mean any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or administrative agency.

                  10.18 Hazardous Materials. "Hazardous Materials" shall mean:
(A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs") above regulated levels and radon gas; and (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated by any governmental authority.

                  10.19 Indebtedness. "Indebtedness" shall mean all liabilities or obligations of the Company, whether primary or secondary or absolute or contingent, in excess of $500,000 as to any single item: (a) for borrowed money; or (b) evidenced by notes, bonds, debentures or similar instruments; or (c) secured by Liens on any assets of the Company.

                  10.20 Intangible Assets. "Intangible Assets" shall mean (a) any invention, United States and foreign patents, pending patent applications, trade names, trade dress, logos, corporate names, trademarks, service marks, trademark registrations, service mark registrations, pending trademark applications, pending service mark applications, registered copyrights, and pending copyright applications, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (b) proprietary software; and (c) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals).

                  10.21 Investment. "Investment" by the Company shall mean (a) any transfer or delivery of cash, stock or other property or value by the Company in exchange for equity, debt, preferred stock, partnership interests, participations or any other security of another Person; (b) any loan or capital contribution to or in any other Person; (c) any guaranty of any obligation to pay money to, or perform an obligation of, any other Person; and (d) any investments in any property or assets other than properties and assets acquired and used in the ordinary course of the business of the Company.

                  10.22 Knowledge. "Knowledge," as to the Company, shall mean the actual knowledge of those officers of the Company identified in Section 10.22A of the Disclosure Schedule, and "knowledge," as to the Parent and Acquisition, shall mean the actual knowledge of those officers of Parent and Acquisition identified in Section 10.22B of the Parent Disclosure Schedule.

                  10.23 Law. "Law" shall mean any foreign, federal, state or local governmental law, rule, regulation or requirement, including any rules, regulations and orders promulgated thereunder and any orders, decrees, consents or judgments of any governmental regulatory agencies and courts having the force of law, other than any Environmental Laws.

                  10.24 Lien. "Lien" shall mean, with respect to any asset (real, personal or mixed): (a) any mortgage, pledge, lien, easement, lease, title defect or imperfection or any other form of security interest, whether imposed by Law or by Contract; and (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

                  10.25 Material Adverse Effect. "Material Adverse Effect" shall mean a material adverse effect on the business, financial condition , results of operations, assets or liabilities of the Company and its Subsidiaries or Parent and its Subsidiaries (including Acquisition), as applicable, each taken as a whole, excluding any changes and effects resulting from general changes in economic, market, regulatory or political conditions or changes in conditions generally applicable to the industries in which the Company and its Subsidiaries or Parent and its Subsidiaries, as applicable, are involved.

                  10.26 Merger. "Merger" shall mean the merger of Acquisition with and into the Company pursuant to this Agreement.

                  10.27 Parent Disclosure Schedule. "Parent Disclosure Schedule" shall mean the Disclosure Schedule delivered by the Parent to the Company pursuant to Section 2.2(a) of this Agreement.

                  10.28 Permitted Liens. "Permitted Liens" shall mean those of the Existing Liens that do not materially detract from the value of the property or assets of the Company taken as a whole subject thereto and do not materially impair the business or operations of the Company taken as a whole and other Liens incurred in the ordinary course of business of the Company that do not materially detract from the value or impair the use of the specific property to which such Lien relates.

                  10.29 Person. "Person" shall mean a natural person, corporation, limited liability company, association, joint stock company, trust, partnership, governmental entity, agency or branch or department thereof, or any other legal entity.

                  10.30 Real Estate. "Real Estate" shall mean the parcels of real property owned or leased by the Company or its Subsidiaries.

                  10.31 SEC. "SEC" shall mean the Securities and Exchange Commission.

                  10.32 Shareholders. "Shareholders" shall mean all Persons owning any shares of Company Common Stock.

                  10.33 Subsidiary. "Subsidiary" shall mean any corporation, at least a majority of the outstanding capital stock of which (or any class or classes, however designated, having ordinary voting power for the election of at least a majority of the board of directors of such corporation) shall at the time be owned by the relevant Person directly or through one or more corporations which are themselves Subsidiaries.

                  10.34 VSCA. "VSCA" shall mean the Virginia Stock Corporation Act.

                  IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be duly executed as of the day and year first above written.


                                            SUPERVALU INC.


                                            By: /s/ Michael W. Wright
                                               ---------------------------------
                                               Name:  Michael W. Wright
                                               Title: Chairman, CEO &
                                                      President



                                            WINTER ACQUISITION, INC.


                                            By: /s/ Michael W. Wright
                                               --------------------------------
                                               Name:  Michael W. Wright
                                               Title: Chairman, CEO &
                                                      President


                                            RICHFOOD HOLDINGS, INC.


                                            By: /s/ John E. Stokely
                                               -------------------------------
                                               Name:  John E. Stokely
                                               Title: Chairman, President &
                                                      Chief Executive Officer